Exhibit 10.1

SEVENTH MODIFICATION AND AMENDMENT AGREEMENT

THIS SEVENTH MODIFICATION AND AMENDMENT AGREEMENT (this “Agreement”) is made this 30th day of April, 2009, but is effective as of March 31, 2009, by and between BAY NATIONAL BANK, a national banking association (the “Bank”), HEMAGEN DIAGNOSTICS, INC., a Delaware corporation, and REAGENTS APPLICATIONS, INC., a Delaware corporation (collectively, the “Borrower”).

Recitals

A.           The Bank and the Borrower entered into a Loan and Security Agreement dated September 26, 2002 (the “Original Loan Agreement”) in connection with the extension of credit by the Bank to the Borrower.

B.           The Bank and the Borrower entered into a First Modification and Amendment Agreement dated March 16, 2004 (the “First Amendment”).

C.           The Bank and the Borrower entered into a Second Modification and Amendment Agreement dated March, 2005 (the “Second Amendment”).

D.           The Bank and the Borrower entered into a third modification and amendment agreement (which was mistakenly titled “Second Modification and Amendment Agreement”) dated June 24, 2005 (the “Third Amendment”).

E.           The Bank and the Borrower entered into a Fourth Modification and Amendment Agreement dated March, 2006 (the “Fourth Amendment”).

F.           The Bank and the Borrower entered into a Fifth Modification and Amendment Agreement dated March 30, 2007 (the “Fifth Amendment”).

G.           The Bank and the Borrower entered into a Sixth Modification and Amendment Agreement dated March 31, 2008 (the “Sixth Amendment”). The Original Loan Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and this Agreement, is hereafter referred to as the “Loan Agreement.”

H.           The Borrower has requested the Bank make certain amendments or modifications to the Loan Agreement, and the Bank is willing to do so upon the express terms and conditions stated herein.

I.           In general, the Bank has agreed to extend the term of the Line of Credit (subject to acceleration as provided in the Loan Agreement), subject to the terms and conditions expressly provided below.

J.           All capitalized terms used in this Agreement not otherwise defined shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows.

1.           Amounts Due; No Defenses. Each Borrower hereby acknowledges and agrees that as of March 31, 2009, the outstanding principal balance due under the Line of Credit Note was Four Hundred Seventy-Five Thousand Dollars ($475,000), with an additional Twenty-Five Thousand Dollars ($25,000) available to be disbursed by the Bank, and that there are no setoffs, defenses or counterclaims against the Bank or with respect to the Line of Credit Note or any other document, instrument or matter now existing, executed, issued or delivered in connection with the indebtedness evidenced by the Line of Credit Note.

2.           Modification. The Loan Agreement is modified and amended as follows:

(a)           Section 2.1.2 of the Loan Agreement is deleted in its entirety and the following substituted in its stead:

Section 2.1.2. Interest Rate; Line of Credit Note. Advances under the Line of Credit shall bear interest at a floating annual rate of interest equal to the interest rate obtained by adding three-quarters of one percentage point (0.75%) to the Prime Rate in effect from time to time, but, in any event, the annual rate of interest shall not be less than five and one-half percentage points (5.5%). Changes in the applicable interest rate will be made as of the occurrence of changes in the Prime Rate. The Line of Credit shall be evidenced by, and shall be repaid with interest in accordance with, the provisions of the Line of Credit Note which shall be duly executed and delivered by the Borrower and be payable to the order of the Bank on the date hereof, the terms and conditions of which are incorporated herein by reference. The date and amounts of each Advance made by the Bank and each payment made by the Borrower shall be recorded by the Bank on the books and records of the Bank, but any failure to record such dates or amounts shall not relieve the Borrower of its obligation of repayment hereunder or under the Line of Credit Note.

           (b)           Section 2.1.4 of the Loan Agreement is deleted in its entirety and the following substituted in its stead:

Section 2.1.4. Repayment of the Line of Credit. The Borrower shall repay to the order of the Bank all principal, accrued interest, and all other Obligations due under the Line of Credit Note when due. The Borrower shall pay to the Bank, on the first day of each month following a month during which a principal balance was outstanding under the Line of Credit, accrued interest on the outstanding and unpaid principal balance of the Line of Credit. Interest shall be payable monthly following preparation by the Bank of an interest statement showing interest due through the end of the monthly payment period. In the event interest for the final days of any period are estimated, the Borrower's account shall be debited or credited, as the case may be, to reflect actual interest due through the end of such period. Upon the request of the Borrower, the Bank shall automatically debit the Borrower’s Operating Account on the due date of, and in the amount of, the interest shown to be due on each monthly statement. The Borrower shall pay to the Bank the entire outstanding and unpaid principal balance under the Line of Credit, together with accrued interest thereon and any fees or charges payable pursuant to the Loan Documents, on April 1, 2010, the final and absolute due date, or earlier upon acceleration as provided herein and in the Line of Credit Note. If, however, the Borrower has failed to renew or to recapitalize its existing bond indebtedness as of September 30, 2009, the final and absolute due date shall be September 30, 2009, on which date the entire outstanding and unpaid principal balance under the Line of Credit, together with accrued interest thereon and any fees or charges payable pursuant to the Loan Documents, shall be due and payable in full without demand by the Bank.

(c)           Section 6.24 of the Loan Agreement is deleted in its entirety and the following substituted in its stead:

Section 6.24.  Minimum Tangible Net Worth. The Borrower shall at all times maintain a minimum Tangible Net Worth of at least Two Million Two Hundred Thousand Dollars ($2,200,000).

3.           Representations and Warranties. As an inducement to the Bank to enter into this Agreement, each Borrower hereby makes the following representations and warranties to the Bank and acknowledges the Bank’s justifiable reliance thereon: (a) each Borrower has the power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (b) this Agreement has been duly executed and delivered by each Borrower; (c) the Loan Documents, as modified and amended herein, are the valid and legally binding joint and several obligation of the Borrower and are enforceable against each Borrower in accordance with their terms; (d) all documents furnished to the Bank pursuant to this Agreement are true and correct; (e) all representations and warranties contained in the Loan Documents remain true, correct and complete in all material respects on and as of the date hereof (other than those representations and warranties which by their express terms speak to an earlier date) as though made on and as of the date hereof; (f) no Event of Default has occurred and is continuing under the Loan Agreement; and (g) the execution, delivery and performance of this Agreement does not and will not violate any Loan Document or other instrument to which either Borrower is a party or by which either Borrower or its property is bound.

4.           Incorporation of Recitals. The parties hereby acknowledge the accuracy of the Recitals and hereby incorporate the Recitals into and make them a part of this Agreement.

5.           Effect of Agreement. Except as hereby expressly modified, all promissory notes and all other Loan Documents shall otherwise be unchanged, shall remain in full force and effect and are hereby expressly approved, ratified and confirmed. The execution and delivery of this Agreement shall not constitute a novation, shall not extinguish, terminate, affect or impair the obligations of the Borrower, and shall not extinguish, terminate, affect or impair any security, right or remedy of the Bank against the Borrower or the Borrowers’ property.

7.           Governing Law. This Agreement shall be governed by the laws of the State of Maryland, exclusive of its conflict of laws rules, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

8.           Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which will be fully effective without the others and all of which will collectively be all of this Agreement, and signatures sent by facsimile or by email (in a .pdf or comparable mode), and photocopies of such signatures, shall be considered and treated as originals.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties set their hands and seals as of the day and year first above written.

WITNESS/ATTEST:                                                                    BAY NATIONAL BANK

_____________________________                                      By:/s/Warren F. Boutilier                             (SEAL)
Warren F. Boutilier
Senior Vice President

 HEMAGEN DIAGNOSTICS, INC.

_____________________________                                     By:/s/William P. Hales                                   (SEAL)
William P. Hales, President & CEO

 REAGENTS APPLICATIONS, INC.

_____________________________                                     By:/s/William P. Hales                                   (SEAL)
William P. Hales, CEO

ACKNOWLEDGEMENTS

STATE OF MARYLAND, CITY/COUNTY OF   ______________________, to wit:

I HEREBY CERTIFY, that on this ____day of April, 2009, before me, the undersigned Notary Public, personally appeared William P. Hales, who acknowledged himself to be the President & CEO of Hemagen Diagnostics, Inc., a Delaware corporation, known to me (or satisfactorily proved) to be the person who executed the foregoing instrument, and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized President & CEO of Hemagen Diagnostics, Inc. by signing the name of Hemagen Diagnostics, Inc. by himself as President & CEO.

IN WITNESS my hand and Notarial Seal.

_______________________________

Notary Public

My Commission Expires:  _____________________

STATE OF MARYLAND, CITY/COUNTY OF ___________________________, to wit:

I HEREBY CERTIFY, that on this ____day of April, 2009, before me, the undersigned Notary Public, personally appeared William P. Hales, who acknowledged himself to be the CEO of Reagents Applications, Inc., a Delaware corporation, known to me (or satisfactorily proved) to be the person who executed the foregoing instrument, and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized CEO of Reagents Applications, Inc., by signing the name of Reagents Applications, Inc. by himself as CEO.

IN WITNESS my hand and Notarial Seal.

_______________________________

Notary Public

My Commission Expires: ______________________

STATE OF MARYLAND, CITY/COUNTY OF __________________, to wit:

I HEREBY CERTIFY that on this ____ day of April, 2009, before me, the undersigned, a Notary Public of the State of Maryland, personally appeared Warren F. Boutilier, who acknowledged himself to be the Senior Vice President of Bay National Bank and that he, as such Senior Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of Bay National Bank by himself as Senior Vice President.

IN WITNESS my hand and Notarial Seal.

_______________________________

Notary Public

My Commission Expires: ______________________